Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 6, 2022 and, if not defined in the Form 8-K, the Proxy Statement. Unless the context otherwise requires, “Nauticus” refers to Nauticus Robotics, Inc. prior to the Closing, the “Company” refers to Nauticus Robotics, Inc. (f/k/a CleanTech Acquisition Corp.) after the Closing, and “CLAQ” refers to CleanTech Acquisition Corp. prior to the Closing.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of CLAQ and Nauticus adjusted to give effect to the Business Combination and related transactions.

CLAQ is a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of CLAQ and the historical balance sheet of Nauticus on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the for the six months ended June 30, 2022 and for the year ended December 31, 2021, combines the historical statements of operations of CLAQ and Nauticus for such periods on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of CLAQ was derived from the unaudited financial statements of CLAQ as of and for the six months ended June 30, 2022 and the audited financial statements for the year ended December 31, 2021. The historical financial information of Nauticus was derived from the unaudited financial statements of Nauticus as of and for the six months ended June 30, 2022 and the audited financial statements for the year ended December 31, 2021. This information should be read together with CLAQ and Nauticus’ audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CLAQ,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nauticus” contained in the Proxy Statement.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CLAQ is treated as the “acquired” company for financial reporting purposes. Nauticus has been determined to be the accounting acquirer because Nauticus, as a group, have retained a majority of the outstanding shares of the combined company, they have nominated eight of the nine members of the board of directors, Nauticus’ management will continue to manage the combined company and Nauticus’ business will comprise the ongoing operations of the combined company.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 assumes that the Business Combination and related transactions occurred on June 30, 2022. The unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021. CLAQ and Nauticus have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information

Description of the Business Combination

On December 16, 2021, CLAQ entered into an Merger Agreement with the Merger Sub, and Nauticus. Pursuant to the terms of the Merger Agreement, a business combination between CLAQ and Nauticus was effected through the merger of Merger Sub with and into Nauticus, with Nauticus surviving the merger as a wholly owned subsidiary of CLAQ.

At the closing of the Business Combination, the total consideration received by Nauticus Equity Holders from CLAQ was an aggregate value equal to $300,312,900, as paid, in the case of Nauticus Equity Holders, solely in new shares of Common Stock. The new shares of Common Stock are deliverable to Nauticus Equity Holders and have been allocated pro rata after giving effect to the required conversion of all of the Nauticus securities into shares of Nauticus common stock. Based on the number of shares of Nauticus outstanding immediately prior to closing (together, solely for the purposes of this calculation, with additional Nauticus shares issued upon exercise of Nauticus Convertible Notes) on a fully-diluted and as-converted basis, taking into account the assumptions further described below, Nauticus Stockholders received 30,031,290 shares of Common Stock.

Following the closing of the Business Combination, former holders of shares of Nauticus Common Stock (including shares received as a result of the Nauticus Preferred Stock Conversion and the Nauticus Contingently Convertible Notes Conversion) each are entitled to receive their pro rata share of up to 7,499,993 additional shares of CLAQ Common Stock (the “Earnout Shares”) if, within a 5-year period following the signing date of the Merger Agreement, the closing share price of the CLAQ Common Stock equals or exceeds any of three thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”).

(i) one-half of the Escrow Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of the Combined Company Common Stock equals or exceeds $15.00 per share over any 20 trading days within a 30-day trading period;

(ii) one-quarter of the Escrow Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of the Combined Company Common Stock equals or exceeds $17.50 per share over any 20 trading days within a 30-day trading period; and

(iii) one-quarter of the Escrow Shares will be released if, within a 5-year period following the signing date of the Merger Agreement, the volume-weighted average price of the Combined Company Common Stock equals or exceeds $20.00 per share over any 20 trading days within a 30-day trading period.

The accounting treatment of the Earnout Shares shall be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares will be treated as a deemed dividend and since CLAQ will not have retained earnings, the issuance will be recorded within additional-paid-in-capital. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.

Subscription Agreements

In connection with the execution of the Merger Agreement, CLAQ entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of CLAQ Common Stock (the “Subscribers”) pursuant to which the Subscribers have agreed to purchase, and CLAQ has agreed to sell to the Subscribers, an aggregate of 3,100,000 shares of CLAQ Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $31.0 million. At the Closing, Nauticus issued 3,100,000 shares of Common Stock to the Subscribers. The Subscription Agreements contain customary representations and warranties and provide for certain customary registration rights with respect to the shares issued thereunder.

Securities Purchase Agreement

In connection with the execution of the Merger Agreement, CLAQ and Nauticus entered into Securities Purchase Agreement, with certain parties allowed to purchase up to an aggregate of $40.0 million in principal amount of the Debentures and warrants equal to 120% of the aggregate issued amount of the Debentures divided by the then conversion price, with an exercise price equal to $15.00 per share of CLAQ common stock, subject to adjustment. The exercise price of the associated warrant is subject to (i) customary anti-dilution adjustments; and (ii) in the case of a subsequent equity sale at a per share price below the exercise price, the exercise price of the associated warrant will be adjusted to such lower price, and the number of shares underlying the warrant will increase proportionately. In the event of a rights offering or dividend, the warrant holder will be treated as though the shares underlying the warrant he/she holds were outstanding. The obligations to consummate the transactions contemplated by the Securities Purchase Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Merger Agreement. There was an original issue discount of 2% from the issued amount of the Debentures. Interest will accrue on all outstanding principal amount of the Debentures at 5% per annum, payable quarterly. The Debentures are secured by first priority interests, and liens on, all present and after-acquired assets of Nauticus, and will mature on the fourth anniversary of the date of issuance. Upon Closing, ATW, Material Impact Fund II, L.P., and the 2022 SLS Family Irrevocable Trust, subscribed for Debentures in the aggregate principal amount of $36,530,320 (out of the aggregate $40.0 million) which is convertible into 2,922,425 shares of Common Stock and associated warrants for an additional 2,922,425 shares.

The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined and consolidated financial statements:

●	the consummation of the Business Combination and reclassification of cash held in CLAQ’ Trust Account to cash and cash equivalents, net of redemptions (see below);

●	issuance of Common Stock pursuant to the Rights;

●	the consummation of the Subscription Agreements;

●	the consummation of the Debt Financing;

●	the Bridge Loans (as defined in the Merger Agreement); and

●	the accounting for certain offering costs and transaction costs incurred by both CLAQ and Nauticus; and

●	the redemption of 15,805,510 shares of CLAQ common stock

Charter Amendment and Trust Amendment

As approved by CLAQ stockholders at a Special Meeting of Stockholders (the “Meeting”) on July 18, 2022, CLAQ entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of July 14th, 2021, with Continental Stock Transfer & Company on July 19, 2022. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination six (6) times for an additional one (1) month each time from July 19, 2022, to January 19, 2023, by depositing $100,000 to the trust account for each one-month extension.

As approved by CLAQ stockholders at the Meeting on July 18, 2022, the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on July 19, 2022 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to six (6) times for an additional one (1) month each time, from July 19, 2022 to January 19, 2023.

In connection with the stockholders’ vote at the Meeting, 15,466,711 shares were tendered for redemption.

On August 12, 2022, CLAQ extended the time it has to complete its initial business combination from August 19, 2022, to September 19, 2022 by depositing $100,000 to the trust account.

On September 6, 2022, CLAQ held a special virtual meeting of its stockholders of record (the “Special Meeting”), at which the Company’s stockholders of record voted on certain matters related to the business combination. On September 1, 2022, the end of the redemption period for the shares of CLAQ common stock issued as part of the units in the CLAQ’s initial public offering consummated on July 19, 2021, an aggregate of 361,986 shares of CLAQ common stock was tendered for redemption in connection with the Special Meeting, bringing the total redemptions of CLAQ common stock to 15,805,510.

In connection with the stockholders’ vote at the special meeting of stockholders held on September 6, 2022, 361,986 shares were tendered for redemption, and $3.5 million was withdrawn from the Trust Account to pay for such redemption.

The unaudited pro forma condensed combined and consolidated financial information reflects CLAQ stockholders’ approval of the Business Combination on September 12, 2022, as well as the redemption of 15,805,510 shares held by CLAQ’s public stockholders prior to the Closing Date.

The following summarizes the pro forma ownership of common stock of CLAQ following the Business Combination and the PIPE Investment:

	Number of Shares	Percentage of Outstanding Shares
Nauticus stockholders(1)	30,031,290	75.6%
CLAQ public stockholders(2)(3)(4)	2,306,990	5.8%
Initial Stockholders(5)	4,312,500	10.8%
PIPE Investment investors	3,100,000	7.8%
Pro forma Common Stock at June 30, 2022	39,750,780	100.0%

(1)	Excludes 7,499,993 Earnout Shares of Common Stock as the earnout contingency has not yet been met. Such shares were deposited into escrow and subject to reduction or forfeiture in accordance with the terms of the Merger Agreement. The Nauticus stockholders in whose names the Earnout Shares are issued at Closing maintain voting rights related to such shares unless forfeited.
(2)	Excludes 8,625,000 Public Warrants and includes the issuance of 862,500 shares of Common Stock pursuant to the Rights.
(3)	Reflects the redemption of 15,466,711 CLAQ Public Shares in connection with the Extension Amendment and the redemption of 338,799 CLAQ Public Shares in connection with the Special Meeting.
(4)	Excludes 8,096,209 shares reserved for stock compensation plan referred to as “IAP Pool” which represents 10% of the number of CLAQ Public Shares on a fully diluted basis pursuant to the 2022 Onmibus Incentive Plan effective as of the closing of the Business Combination.
(5)	Excludes 7,175,000 Private Warrants. The founder shares were placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (i) 50% of the 4,312,500 founder shares will not be released from escrow until the earlier of (A) six (6) months after the closing of the Business Combination, or (B) the date on which the closing price of shares of common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after the Business Combination; and (ii) the remaining 50% of the founder shares will not be released from escrow until six (6) months after the closing of the Business Combination, or earlier, in either case, if, subsequent to the Business Combination, consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2022

	Cleantech (Historical)	Nauticus (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$172,785	$7,962,254	$18,335,470	C	$54,786,462
			66,800,000	D
			(22,506,548)	E
			2,100,000	K
			(18,077,500)	L
Restricted certificate of deposit	—	251,236	—		251,236
Accounts receivable, net of allowance	—	1,605,152	—		1,605,152
Inventory	—	2,380,429	—		2,380,429
Contract assets	—	953,960	—		953,960
Other current assets	30,157	1,437,561	—		1,467,718
Total current assets	202,942	14,590,592	46,651,423		61,444,957
Investments held in Trust Account	174,483,243	—	(156,347,773)	A	—
			200,000	B
			(18,335,470)	C
Property and equipment, net	—	6,238,247	—		6,238,247
Right-of-use asset - operating lease	—	425,551	—		425,551
Other assets	—	247,209	—		247,209
Total assets	$174,686,185	$21,501,599	$(127,831,820)		$68,355,964

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$325,387	$3,715,184	$(50,000)	E	$3,990,571
Accrued liabilities	1,018,979	1,878,320	(1,100,990)	G	837,189
			(796,620)	E
			(162,500)	K
Accrued liabilities - related party	113,333	—	—		113,333
Franchise tax payable	100,000	—	—		100,000
Promissory note - related party	400,333	—	200,000	B	100,000
			(500,333)	E
Operating lease liabilities - current	—	396,012	—		396,012
Notes payable - current	—	25,058,179	(12,350,000)	G	—
			2,100,000	K
			(14,808,179)	L
Noted payable, related parties - current	—	3,000,000	(3,000,000)	G	—
Total current liabilities	1,958,032	34,047,695	(30,468,622)		5,537,105
Warrant liability	5,056,000	—	—		5,056,000
Notes payable - long-term	—	—	—		—
Convertible senior secured notes	—	—	20,252,699	D	20,252,699
Operating lease liabilities - long-term	—	269,412	—		269,412
Other liabilities	—	268,093	(20,833)	L	247,260
Total liabilities	7,014,032	34,585,200	(10,236,756)		31,362,476

Common stock subject to possible redemption	174,370,884	—	(156,347,773)	A	—
			(18,023,111)	H
Stockholders’ equity (deficit)
Series A preferred stock	—	3,348	(3,348)	I	—
Series B preferred stock	—	7,254	(7,254)	I	—
Common stock	431	9,522	310	D	3,975
			86	F
			530	G
			144	H
			(7,049)	I
Treasury stock	—	(944,927)	944,927	I	—
Additional paid-in capital	—	34,546,691	46,546,991	D	100,313,198
			(6,526,397)	E
			(86)	F
			15,349,470	G
			18,022,967	H
			(927,276)	I
			(6,699,162)	J
Accumulated deficit	(6,699,162)	(46,705,489)	(14,633,198)	E	(63,323,685)
			1,100,990	G
			6,699,162	J
			(3,085,988)	L
Total stockholders’ equity (deficit)	(6,698,731)	(13,083,601)	56,775,820		36,993,488
Total liabilities, temporary equity, and stockholders’ (deficit) equity	$174,686,185	$21,501,599	$(127,831,820)		$68,355,964

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

	Cleantech (Historical)	Nauticus (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Service	$—	$5,032,124	$—		$5,032,124
Service - related party	$—	193,400			$193,400
	—	5,225,524	—		5,225,524
Costs and Expenses
Cost of revenue (exclusive of items shown separately below)	—	4,439,223	—		4,439,223
Depreciation and amortization	—	228,405	—		228,405
Research and development	—	1,851,282	—		1,851,282
Operating costs	1,905,106	—	—		1,905,106
Franchise tax expense	96,761	—	—		96,761
General and administrative	—	3,917,179	—		3,917,179
Total operating costs	2,001,867	10,436,089	—		12,437,956

Operating loss	(2,001,867)	(5,210,565)	—		(7,212,432)

Other expense (income)
Net gain on investments held in Trust Account	(252,815)	—	252,815	AA	—
Change in fair value of warrant liabilities	(2,917,250)	—	—		(2,917,250)
Other (income) expense, net	—	(5,241)	—		(5,241)
Interest expense, net	—	1,655,634	(1,400,841)	CC	2,846,913
			2,592,120	DD
Total other (income) expense, net	(3,170,065)	1,650,393	1,444,094		(75,578)

Income (loss) before income taxes	$1,168,198	$(6,860,958)	$(1,444,094)		$(7,136,854)
Income taxes	(12,359)	—	$—		$(12,359)
Net income (loss)	$1,155,839	$(6,860,958)	$(1,444,094)		$(7,149,213)

Net income (loss) per share (Note 4)
Weighted average shares outstanding	21,562,500	680,600			39,750,780
Basic and diluted net income (loss) per share	$0.05	$(10.08)			$(0.18)

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

	Cleantech (Historical)	Nauticus (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue
Service	$—	$7,854,068	$—		$7,854,068
Product	—	242,637	—		242,637
Service - related party	—	332,767	—		332,767
Product - related party	—	162,068	—		162,068
	—	8,591,540	—		8,591,540
Costs and Expenses
Cost of revenue (exclusive of items shown separately below)	—	6,850,248	—		6,850,248
Depreciation and amortization	—	365,097	—		365,097
Research and development	—	3,533,713	—		3,533,713
Operating and formation costs	1,201,383	—	—		1,201,383
Franchise tax expense	97,200	—	—		97,200
General and administrative	—	4,362,400	14,633,198	BB	18,995,598
Total operating costs	1,298,583	15,111,458	14,633,198		31,043,239

Operating loss	(1,298,583)	(6,519,918)	(14,633,198)		(22,451,699)

Other expense (income)
Transaction costs	155,037	—	—		155,037
Net gain on investments held in Trust Account	(5,428)	—	5,428	AA	—
Change in fair value of warrant liabilities	(1,077,750)	—	—		(1,077,750)
Change in fair value of over-allotment option liability	225,000	—	—		225,000
Other income	—	(1,601,568)	—		(1,601,568)
Loss on extinguishment of debt	—	9,484,113	—		9,484,113
Interest expense (income), net	—	725,166	(703,933)	CC	4,707,685
			4,686,452	DD
Total other (income)	(703,141)	8,607,711	3,987,947		11,892,517

Net income (loss)	$(595,442)	$(15,127,629)	$(18,621,145)		$(34,344,216)

Net income (loss) per share (Note 4)
Weighted average shares outstanding	11,781,678	678,406			39,750,780
Basic and diluted net income (loss) per share	$(0.05)	$(22.30)			$(0.86)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, CLAQ will be treated as the “accounting acquiree” and Nauticus as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Nauticus issuing shares for the net assets of CLAQ, followed by a recapitalization. The net assets of CLAQ are stated at historical cost. Operations prior to the Business Combination were those of Nauticus.

The unaudited pro forma condensed combined and consolidated balance sheet as of June 30, 2022 gives effect to the Business Combination and related transactions as if they occurred on June 30, 2022. The unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2022 gives effect to the Business Combination and related transactions as if they occurred January 1, 2021, the beginning of the earliest period presented. These periods are presented on the basis that Nauticus is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on certain currently available information and certain assumptions and methodologies that CLAQ management believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. CLAQ management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the related transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of CLAQ and Nauticus, and other financial information included elsewhere.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align CLAQ’s financial statement presentation with that of Nauticus.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). CLAQ has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. CLAQ and Nauticus have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of Nauticus’ ordinary shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

A.	Reflects the redemption payment totaling appropriately $160.0 million as a result of the redemption of 15,805,510 shares on CLAQ Common Stock in connection with the Extension Amendment and $3.7 million of available interest at September 12, 2022.

B.	Reflects $0.2 million deposited into the Trust Account in connection with the Extension Amendment for the months of July and August.

C.	Reflects the reclassification of $18.3 million held in the Trust Account, inclusive of interest earned on the Trust Account, to cash and cash equivalents that becomes available at closing of the Business Combination.

D.	Represents cash proceeds of $66.8 million pursuant to the PIPE Investment. Pursuant to the PIPE Investment an aggregate of 3,100,000 shares of CLAQ Common Stock is issued at a purchase price of $10.00 per share and an aggregate purchase price of $31.0 million and corresponding offset to additional-paid-in-capital; in addition the issuance an aggregate of $36.5 million in principal amount of secured debentures and 2,922,425 Warrants for proceeds of $35.8 million. There will be an original issue discount of 2% from the issued amount of the debentures. Interest will accrue on all outstanding principal amount of the debentures at 5% per annum, payable quarterly. The Company determined that the Warrants will be equity-classified. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated fair value of the Warrants, $15.5 million will be recorded as a debt discount with an offset to additional-paid-in capital. The fair value of the Warrants was based on a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility.

E.	Represents estimated transaction costs and the repayment of the CLAQ related party promissory note. Of the estimate transaction costs $0.9 million has already been incurred and reflected in the historical financial statements of CLAQ. This adjustment reflects the settlement of estimated remaining transaction costs to be incurred as part of the Business Combination, including $0.1 million within accounts payable of CLAQ. Estimated transaction costs is comprised of of equity issuance costs of $6.5 million that was offset to additional-paid-in-capital, primarily consisting of $7.6 million pursuant to an amended and restated financial advisory agreement with Coastal, $1.2 million pursuant to a Financial Advisory Agreement with Chardan representing 6.0% of the gross proceeds received from the PIPE Investment, and $2.3 million in estimated legal costs estimated to be incurred by Nauticus that directly result from the Business Combination. Approximately $14.6 million estimated to be incurred by CLAQ was expensed as part of the Business Combination and recorded in accumulated deficit. This includes $5.3 million pursuant to a Business Combination Marketing Agreement with Chardan, $1.1 million in estimated legal costs estimated to be incurred by CLAQ, $0.7 million pursuant to letter agreements with Roth and Lake Street, $1.9 million in insurance costs and approximately $1.1 million of miscellaneous and estimated printing and accounting services. On March 23, 2022, Nauticus also entered into an agreement with Cowen for Cowen to provide capital market advisory services. On August 11, 2022, this agreement was terminated by Cowen.

F.	Reflects the issuance of 862,500 shares of Common Stock pursuant to the 17,250,000 outstanding Rights. Each Right represents the right to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of the Business Combination and related transactions.

G.	Represents the conversion of the outstanding principal and related accrued interest of the Nauticus Convertible Notes into shares of Nauticus Common Stock, in contemplation of the Business Combination and related transactions. Nauticus Common Stock is a component of Nauticus equity interests converted into shares of Common Stock pursuant to the Merger Agreement.

H.	Reflects the reclassification of approximately $174.4 million of Common Stock subject to possible redemption to permanent equity.

I.	Represents recapitalization of Nauticus’ outstanding equity as a result of the reverse recapitalization and the issuance of Common Stock to Nauticus Equity Holders as consideration for the reverse recapitalization.

J.	Reflects the reclassification of CLAQ’ historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

K.	Reflects the proceeds from the working capital loan issued in August to Nauticus in the amount of $2.1 million.

L.	Reflects the payment of the Term Loan Credit Agreement (the “Bridge Loan” as defined in the Merger Agreement) by and among Nauticus and RCB Equities #1, LLC dated December 16, 2021, as well as the elimination of accrued interest and associated debt discount. The Bridge Loan principal amount is $15.0 million. Nauticus agreed to pay the lender a commitment fee equal to 2.0% of the principal amount as well as an exit fee of 5% of amounts due upon payment. Additionally, the payment of the working capital loan in full.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the six months ended June 30, 2022 are as follows:

AA.	Reflects elimination of investment income on the Trust Account.

BB.	Reflects the estimated transaction costs of approximate $14.6 million as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

CC.	Represents the elimination of the interest expense related to the conversion of the outstanding principal and related accrued interest of the Nauticus Convertible Notes into shares of Nauticus Common Stock, in contemplation of the Business Combination and related transaction as if they had occurred on January 1, 2021.

DD.	To reflect an adjustment to recognize interest expense and amortization of the debt discount associated with the original issue discount and Warrant pursuant to the secured debentures issued pursuant to the PIPE Investment as it is assumed that they would have been outstanding as if the Business Combination and related transactions had occurred on January 1, 2021 and interest being accrued on all outstanding principal amount of the debentures at 5% per annum.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared based on the following information:

	Six Months Ended June 30, 2022 (1)	Year Ended December 31, 2021 (1)

Pro forma net loss	$(7,149,213)	$(34,344,216)
Weighted average shares outstanding - basic and diluted	39,750,780	39,750,780
Net loss per share - basic and diluted	$(0.18)	$(0.86)
Excluded securities:(2)
Public Warrants	8,625,000	8,625,000
Private Warrants	7,175,000	7,175,000
Earnout Shares	7,499,993	7,500,000
Nauticus Options	3,970,266	3,970,266
Debentures	2,922,425	2,922,425
Warrants	2,922,425	2,922,425
Incentive Plan	8,096,209	8,096,209

(1)	Pro forma loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.